                                                                    Exhibit 4(b)

THESE WARRANTS AND THE SHARES OF COMMON STOCK UNDERLYING THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (the "Act") AND IT WILL NOT BE SO REGISTERED UNTIL THE FORTY-FIRST (41ST) DAY AFTER THE SALE OF THE WARRANTS, PURSUANT TO ALL WARRANT AGREEMENTS. NONE OF SUCH WARRANTS MAY BE OFFERED, SOLD OR TRANSFERRED (INCLUDING ANY INTERESTS THEREIN) IN THE UNITED STATES OR TO A "U.S. PERSON" (as defined in Registration S promulgated under the Act) OR FOR THE ACCOUNT AND BENEFIT OF U.S. PERSON, EXCEPT AS PROVIDED IN SAID REGULATION S. ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION. FURTHER, THE WARRANTS MAY, ABSENT REGISTRATION, ONLY BE EXERCISED BY NON U.S. PERSONS AND OUTSIDE OF THE UNITED STATES OR UPON THE RECEPT OF AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

            PREPAID, MANDATORILY EXERCISABLE STOCK PURCHASE WARRANT
            -------------------------------------------------------

              PREPAID, MANDATORILY EXERCISABLE WARRANT TO PURCHASE
                     $250,000 OF THE SHARES OF COMMON STOCK
                          OF CROWN LABORATORIES, INC.,
                              AS DESCRIBED HEREIN


Issue Date:  September 29, 1997
Expiration Date:  September 29, 1999

     This certifies that, for value received, AUSTOST ANTALT SCHAAN, or its permitted successors and assigns ("Holder") is entitled to exercise this Warrant to obtain from Crown Laboratories, Inc., a Delaware corporation (the "Company") $250,000 of the Company's fully paid and nonassessable shares (the "Warrant Shares") of the Common Stock, $0.001 par value per share, of the Company (the "Common Stock") on the terms set forth herein at a per share exercise price as described herein (the "Exercise Price") in Paragraph 1.2.

1.  Exercise.
    --------

     1.1  Time for Exercise.  This Warrant may be exercised in whole, or in part
          -----------------
          in amounts over $10,000 of the principal amount of this Warrant, at any time, and from time to time, during the period commencing on the 7th day of November, 1997 and expiring on September 28, 1999 (the "Exercise Period"); provided, however, that if any part of this Warrant shall remain unexercised as of the conclusion of the Exercise Period, the Company shall cause the mandatory exercise of this Warrant at an Exercise Price as determined below in Paragraph 1.2, and shall cause the delivery of the appropriate number of Warrant Shares to the Holder.

     1.2  Exercise Price.  The Exercise Price for each share of Common Stock
          --------------
          shall be equal to the lower of (x) 80% of the average closing price of the Common Stock for the one (1) business day immediately preceding the issue date of the Warrant or (y) 80% of the average closing price of the Common Stock for the one (1) business day immediately preceding the date of receipt by the Company of the notice of exercise, as reported on the principal stock exchange on which the stock is traded, or if not so traded, on the Nasdaq Market System or Electronic Bulletin Board, as the case may be, on which the Company's Common Stock is then listed or quoted (the "Exercise Price"). The closing price shall be the closing sale price, if available, or if not available, the average between the closing bid and asked prices. The Company represents and warrants that the Exercise Price has been fully paid by the Holder.

     1.3  Manner of Exercise.  This Warrant shall be exercised by delivering it
          ------------------
          to the Company with the exercise form duly completed and signed, specifying the number of Warrant Shares to which the Warrant is being exercised at that time; which shall be the product of (i) the principal amount of the Warrant being exercised divided by (ii) the
                                                          -------
          Exercise Price.

               THIS WARRANT MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE AND (IV) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     1.4  Effect of Exercise.  Within three (3) business days after the receipt
          ------------------
          by the Company by a notice of exercise, the Company shall deliver to the Holder (i) duly executed certificates in the name or names specified in the exercise notice representing the aggregate number of shares issuable upon such exercise; and (ii) if this Warrant is exercised only in part, a new Warrant of like tenor representing the balance of the principal amount of the Warrant. Such certificates shall be (i) issued without any restrictive legend; and (ii) deemed to have been issued, and the person receiving them shall be deemed to be a holder of record of such shares, as of the close of business on the date the actions required in Section 1.3 shall have been completed or, if on that date the stock transfer books of the Company are closed, as of the next business day on which the stock transfer books of the Company are open. In the event the Company fails to honor an exercise notice and issue Warrant Shares pursuant thereto within seven (7) business days after its receipt of a notice of exercise, the Company shall pay to Holder, as liquidated damages, an amount equal to one-half of one percent (0.50% ) of the unexercised principal amount of the Warrant requested to be exercised for each day that the Warrant Shares remain unissued from such request starting on the eighth (8th) business day after its receipt of the notice of exercise.

2.  Transfer of Warrant and Stock.
    -----------------------------

     2.1  Transfer Restrictions.  The Company shall not place a restrictive
          ---------------------
          legend on either this Warrant (except under Regulation S promulgated under the Securities Act of 1933) or the securities issuable upon its exercise.

     2.2  Loss, Destruction of Warrant Certificates.  Upon receipt of (i)
          -----------------------------------------
          evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and (ii) except in the case of a mutilation, an indemnity or security reasonably satisfactory to the Company, the Company will promptly execute and deliver a replacement Warrant of like tenor representing the right to purchase the same number of Warrant Shares.

     2.3  Cost of Issuances.  The Company shall pay all expenses, transfer taxes
          -----------------
          and other charges payable in connection with the preparation, issuance and delivery of stock certificates or replacement Warrants, except for any transfer tax or other charge imposed as a result of (a) any issuance of certificates in any name other than the name of the Holder, or (b) any transfer of the Warrant. The Company shall not be required to issue or deliver any stock certificate or Warrant until it receives reasonably satisfactory evidence that any such tax or other charge has been paid by the Holder.

3.  Representations; Access to Information; Independent Information; Independent
    ----------------------------------------------------------------------------
Investigation.
-------------

     3.1  Offshore Transaction.  The Holder represents and warrants to the
          --------------------
          Company that (i) the Holder is not a "U.S. person" as that term is defined in Rule 902(o) of Regulation S; (ii) the Warrants were not offered to the Holder in the United States and at the same time of execution of this Warrant and of any offer to buy the Warrants, the Holder was physically outside the United States; (iii) the Holder is purchasing the Warrants for its own account and not on behalf of or for the benefit of any U.S. person and the sale of the Warrants has not been prearranged with or on behalf of any buyer in the United States; (iv) the Holder and to the best knowledge of the Holder each distributor, if any, participating in the offering of the Warrants, has agreed and the Holder hereby agrees that all offers and sales of the Warrants prior to the expiration of a period commencing on the closing of all Units offered by this and substantially similar Warrants and ending forty days thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S. The Holder is not a dealer with respect to this transaction.

     3.2  Independent Investigation.  The Holder, in offering to subscribe for
          -------------------------
          the Warrants hereunder, has relied upon an independent investigation made by it and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. The Holder has been given no oral or written representations or assurances from the Company or any representation of the Company other than as set forth in this Agreement, public filings of the Company or in a document executed by a duly authorized representative of the Company making reference to this Agreement. The Holder has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. The undersigned Holder is a sophisticated investor, as defined in Rule 506 (b)(2)(ii) of Regulations D, and an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933 (the "Act").

     3.3  No Government Recommendation or Approval.  The Holder understands that
          ----------------------------------------
          no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Warrants.

     3.4  No Directed Selling Efforts in Regard to this Transaction.  To the
          ---------------------------------------------------------
          best of the knowledge of the Holder and Company neither the Company nor any distributor, if any, participating in the offering of the Warrants nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that terms is defined in Rule 902 of Regulation S.

     3.5  Reliance on Representation.  This Agreement is made by the Company
          --------------------------
          with the Holder in reliance upon the Holder's representations and covenants made in this Section 3, which by his execution of this Warrant, the Holder hereby confirms.

     3.6  No Registration.  The Holder understands that the Warrants (and the
          ---------------
          Warrant Shares issuable upon exercise of the Warrants) have not been registered under the Act and are being offered and sold pursuant to a "safe harbor" from registration contained in Regulation S promulgated under the Act based in part upon the representations of the Holder contained herein. The Holder has reviewed the terms of the Warrants and is aware of the restrictions on exercise of the Warrant by U.S. Persons.

     3.7  No Public Solicitation.  The Holder knows of no public solicitation or
          ----------------------
          advertisement of an offer in connection with the proposed issuance and sale of the Warrants.

     3.8  Investment Intent.  The Holder is acquiring the Warrants to be issued
          -----------------
          and sold hereunder (and the Warrant Shares issuable upon exercisable of the Warrants) for its own account (or a trust account if the Holder is a trustee) for investment and not as a nominee and not with a view to the distribution thereof. The Holder understands that it must bear the economic risk of this investment indefinitely unless sale of such Warrants or such Warrant Shares is registered pursuant to the Act, or an exemption from such registration is available, and that the Company has no present intention of registering any such sale of the Warrants or such Warrant Shares. The Holder represents and warrants to the Company that it has no present plan or intention to sell the Warrants or the Warrant Shares in the United States pursuant to any predetermined arrangements. The Holder covenants that neither the Holder nor its affiliates nor any person acting on its or their behalf has the intention of entering or will enter during the Restricted Period, into any put option, short position, hedging transactions, equity swaps or other similar instrument or position with respect to the Common Stock of the Company and neither the Holder nor any of its affiliates or any person acting on its or their behalf will use at any time Common Stock acquired pursuant to this Warrant to settle any put option, short position, hedging transactions, equity swaps or other similar instrument or position that may have been entered into prior to the execution of this Warrant.

     3.9  No Sale in Violation of the Act.  The Holder further covenants that he
          -------------------------------
          or she will not make any sale, transfer or other disposition of the Warrants or the Warrant Shares in violation of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the rules and regulations of the Securities Exchange Commission (the "Commission") promulgated thereunder.

     3.10 Authority.  The Holder has the full power and authority to execute,
          ---------
          deliver and perform this Agreement. This Warrant when executed and delivered by the Holder will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with its terms.

     3.11 No Reliance on Tax Advice.  The Holder has reviewed with his, her or
          -------------------------
          its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. The Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that the Holder (and not the Company) shall be responsible for the Holder's own tax liability that may arise as a result of this investment or the transactions contemplated by this Warrant.

     3.12 No Legal Advice From Company.  The Holder acknowledges that he, she
          ----------------------------
          or it has had the opportunity to review this Warrant and the transactions contemplated by this Warrant with his or her own legal counsel. The Holder is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Warrant.

     3.13 Professionals.  The Holder will send to any broker/dealer or other
          -------------
          person receiving a commission on the sale of the Warrants or Warrant Shares, a confirmation or other notice stating that such person is subject to the same restrictions on transfer to U.S. Persons or for the account of or benefit of U.S. Persons during the Restrictive Period as provided herein.


4.  Covenants.  The Company agrees that:
    ---------

     4.1  Reservation of Stock.  During the period in which this Warrant may be
          --------------------
exercised, the Company will reserve sufficient authorized but unissued securities to enable it to satisfy its obligations on exercise of this Warrant. If at any time the Company's authorized securities shall not be sufficient to allow the exercise of this Warrant, the Company shall take such corporate action as may be necessary to increase its authorized but unissued securities to be sufficient for such purpose.

     4.2  No Liens, etc.  All securities that may be issued upon exercise of
          -------------
this Warrant will, upon issuance, be validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and shall be listed on any exchange on which that class of securities is listed.

     4.3  No Diminution of Value.  The Company will not take any action to
          ----------------------
terminate this Warrant or to diminish it in value.

     4.4  Furnish Information.  The Company will promptly deliver to the Holder
          -------------------
upon request copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally, and has furnished its latest Forms 10-KSB and 10-QSB and Proxy Statement to the Holder.

     4.5  Stock and Warrant Transfer Books.  Except upon dissolution,
          --------------------------------
liquidation or winding up or for ordinary holidays and weekends, the Company will not at any time close its stock or warrant transfer books so as to result in preventing or delaying the exercise or transfer of this Warrant.

     4.6  Current Public Information.  The Company represents and warrants to
          --------------------------
the Holder that the Company is a "reporting issuer" as defined in Rule 902(1) of Regulation S and its Common Stock is registered under Section 12(b) of the Exchange Act and it has filed all the material required to be filed as reports pursuant to the Exchange Act for a period of at least twelve months preceding the date hereof (or for such shorter period as the Company was required by law to file such material). The Company undertakes to furnish the Holder with copies of such other information as may be reasonably requested by the Holder.

     4.7  No U.S. Offering.  The Company represents that it has not offered the
          ----------------
Warrants to the Holder in the U.S. or, to the best knowledge of the Company, to any person in the United States or any U.S. person or engaged in any "directed selling" efforts in the United States as defined in Regulation S.

     4.8  Not Shareholder.  Unless the Holder exercises this Warrant in writing,
          ---------------
the Holder shall not be entitled to any rights (i) as a stockholder of the Company with respect to the shares as to which the Warrant is exercisable including, without limitation, the right to vote or receive dividends or other distributions, or (ii) to receive any notice of any proceedings of the Company except as otherwise provided in this Warrant.

     4.9  Limitation of Liability.  Unless the Holder exercises this Warrant in
          -----------------------
writing, the Holder's rights and privileges hereunder shall not give rise to any liability for the Exercise Price or as a stockholder of the Company, whether to the Company or its creditors.

     4.10  Survival.  All representations contained in this Agreement shall
           --------
survive the closing to the transaction contemplated by this Agreement.

     4.11  Delivery.  The Warrant being purchased hereunder shall be delivered
           --------
to the holder as such time and place as shall be mutually agreed upon by the parties.


5.  General Provisions.
    ------------------

     5.1  Complete Agreement; Modifications.  This Warrant and any documents
          ---------------------------------
referred to herein or executed contemporaneously herewith constitute the parties' entire agreement with respect to the subject matter hereof and supersede all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Warrant may not be amended, altered or modified except by a writing signed by the parties hereto.

     5.2  Additional Documents.  Each party hereto agrees to execute any and all
          --------------------
further documents and writings and to perform such other actions which may be or become necessary or expedient to effectuate and carry out this Warrant.

     5.3  Notices.  Except as otherwise provided herein, all notices under this
          -------
Warrant shall be in writing and shall be delivered by personal service or telecopy or certified mail (if such service is not available, then by first class mail), postage prepaid, to the Company's principal business address, and the Holder's last address as set forth in the Warrant transfer records of the Company. Any notice sent by certified mail shall be deemed to have been given three (3) days after the date on which it is mailed. All other notices shall be deemed given when received. No objection may be made to the manner of delivery of any notice actually received in writing by an authorized agent of a party.

     5.4  No Third-Party Benefits; Successors and Assigns.  None of the
          -----------------------------------------------
provisions of this Warrant shall be for the benefit of, or enforceable by, any third-party beneficiary. Except as provided herein to the contrary, this Warrant shall be binding upon and inure to the benefit of the parties, their respective successors and permitted assigns.

     5.5.  Governing Law.  This Agreement will be governed by New York
           -------------
substantive law, regardless of the choice of law provisions of any jurisdiction.

     5.6  Waivers Strictly Construed.  With regard to any power, provided herein
          --------------------------
or otherwise available to any party hereunder (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver; extension of time, delay or omission in exercise, or other indulgence.

     5.7  Severability.  The validity, legality or enforceability of the
          ------------
remainder of this Warrant shall not be affected even if one or more of its provisions shall be held to be invalid, illegal or unenforceable in any respect.

     5.8  Attorneys' Fees.  Should any litigation or arbitration be commenced
          ---------------
(including any proceedings in a bankruptcy court) between the parties hereto or their representatives concerning any provision of this Warrant or the rights and duties of any person or entity hereunder, the party or parties prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to the attorneys' fees and court costs incurred by reason of such litigation.

     5.9  Arbitration.  The parties shall resolve any dispute arising hereunder
          -----------
before a panel of three arbitrators selected pursuant to and run in accordance with the rules of the American Arbitration Association. The arbitration shall be held in New York, New York. The winning party shall be entitled to an award of reasonable attorney's fees and costs. Disputes under this Agreement as well as all of the terms and conditions of this Agreement shall be governed in accordance with and by the laws of the State of New York.


6.  Redemption.
    ----------

     6.1  Right of Redemption.  The Company may, on thirty (30) days prior
          -------------------
written notice redeem all of the Warrants at a redemption price equal to 120% of the remaining amount of prepayment not yet exercised for Warrant Shares if the redemption notice provided for in Section 6.1 hereof is given on or before 60 days of the original date of this Warrant or if the redemption notice is given after such 60 days, the redemption price shall be 125% of the remaining amount of the prepayment not yet exercised for Warrant Shares.

     6.2  Notice of Redemption.  In case the Company shall exercise its right to
          --------------------
redeem all of the Warrants, it shall give or cause to be given notice to the registered Holders of the Warrants, by mailing to such registered Holders a notice of redemption, first class, postage prepaid, at their last address as shall appear on the records of the Company. Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the registered holder receives such notice.

     6.3  Contents of Notice of Redemption.  The notice of redemption shall
          --------------------------------
specify (i) the redemption price, including the Common Stock to be issued, (ii) the date fixed for redemption, which shall in no event be less than ten (10) days after the date of mailing of such notice, (iii) the place where the Warrants shall be delivered and the redemption price that shall be paid, and
(iv) that the right to exercise the Warrants shall terminate at 5:00 p.m. (Las Vegas, Nevada time) on the business day immediately preceding the date fixed for redemption. The date fixed for the redemption of the Warrants shall be the "Redemption Date" for purposes of the Warrants. The redemption price shall be paid on the redemption date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Holder (A) to whom notice was not mailed or
(B) whose notice was defective. An affidavit of the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     6.4  Termination of Exercise Right.  Any right to exercise a Warrant shall
          -----------------------------
terminate at 5:00 p.m. (Las Vegas, Nevada time) on the business day immediately preceding the Redemption Date. The redemption price payable to the registered holders shall be mailed to such persons at their address of record.


7.  Right of First Refusal.
    ----------------------

     If the Holder proposes to engage in a bonafide sale, directly or indirectly, to an unaffiliated, bonafide third party, any or all of this Warrant, then prior to taking any such action, the Holder shall deliver to the Company a statement in writing (the "Statement") setting forth (i) the date of the Statement (the "Statement Date"), (ii) the manner in which the sale is proposed to occur; (iii) the consideration for the sale, (iv) the purchaser's name, address and telephone number, (v) the purchaser's willingness to supply any additional information about himself as may be reasonably requested by the Company, and (vi) a copy of a legally binding offer to purchase. The Company shall thereupon have the irrevocable and exclusive option, but not the legal obligation (the "Option") to purchase all of the Warrants subject to the Option upon the same terms and conditions set forth in the Statement. The Option shall be exercisable by giving written notice by facsimile or e-mail or overnight delivery service (the "Option Notice") to the Holder within two business days following the date of the Statement, that the Company elects to exercise the Option. Upon exercise of the Option, the Holder shall have the obligation to consummate the sale on the terms set forth in the Statement and subject to the terms and conditions set forth in the Statement. Failure by the Company to (i) exercise the Option, (ii) to give the Option Notice or (iii) to tender the exercise price against the tender of the Warrant duly endorsed for transfer and free and clear of any liens, claims or encumbrances, shall be deemed an election by it not to exercise the Option. The Holder shall tender the Warrants to the Company, duly endorsed and free and clear of any liens, claims or encumbrances within 10 days of receipt of the Option Notice against payment (as directed by the Company) for the Common Stock, and give the Company two business days advance written notice of the date of tender and the place of payment.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer.


Dated:                                  By:
                                            -----------------------------------
                                            Craig Nash, Chief Executive Officer

ATTEST:


-------------------------------
Christopher Demetree, Secretary

AGREED TO:

The undersigned Holder agrees to the terms of and makes the representations and warranties contained in the above Warrant.


                                             AUSTOST ANTALT SCHAAN


                                             By:
                                                 ------------------------------

                                                 ------------------------------
       The Holder is a citizen and resident of:
                                                 ------------------------------
                       Address:
                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------
                       Telephone No.:
                                                 ------------------------------
                       Facsimile No.:
                                                 ------------------------------

The undersigned Holder agrees to the terms of and makes the representations and warranties contained in the above Warrant.

                                             AUSTOST ANTALT SCHAAN


                                             By:
                                                 ------------------------------

                                                 ------------------------------
       The Holder is a citizen and resident of:
                                                 ------------------------------
                       Address:
                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------
                       Telephone No.:
                                                 ------------------------------
                       Facsimile No.:
                                                 ------------------------------

                               NOTICE OF EXERCISE

                       (To be executed if Holder desires
                      to exercise the Warrant Certificate)


THIS WARRANT MAY ONLY BE EXERCISED (i) BY A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED), (ii) IF NOT EXERCISED ON BEHALF OF A U.S. PERSON, (iii) IF NO U.S. PERSON HAS ANY INTEREST IN THE WARRANTS BEING EXERCISED OR THE UNDERLYING SECURITIES TO BE ISSUED UPON EXERCISE, AND (iv) OUTSIDE THE UNITED STATES AND THE WARRANT SHARES UNDERLYING THE WARRANTS ARE TO BE DELIVERED OUTSIDE THE UNITED STATES. IF THE ABOVE CANNOT BE COMPLIED WITH, THEN THE WARRANT CAN BE EXERCISED ONLY IF A WRITTEN OPINION OF COUNSEL, THE FORM AND SUBSTANCE OF WHICH IS ACCEPTABLE TO THE COMPANY, IS DELIVERED TO THE COMPANY PRIOR TO EXERCISE OF THE WARRANTS BEING EXERCISED THAT REGISTRATION IS NOT REQUIRED, OR THE UNDERLYING SECURITIES DELIVERED UPON EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


     The undersigned hereby irrevocably elects to exercise $______ principal amount of this Warrant at the applicable Exercise Price of $______ to acquire ____ shares of Common Stock (the aggregate exercise price of $______ having already been paid to the Company) on the terms and conditions specified in this Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest herein to the Company and directs that the Warrant Shares deliverable upon the exercise of such Warrants be registered in the name and at the address specified below and delivered thereto.


          Name
                  -----------------------------
                  (Please Print or Type)

          Address
                  -----------------------------

                  -----------------------------
                  City, State and Zip Code


                  -----------------------------
                  Taxpayer Identification or
                  Social Security Number (if a United States person)

The undersigned represents and warrants to Crown Laboratories, Inc. that the
----------------------------------------------------------------------------
conditions for exercise of the within Warrant set forth in the first sentence of
--------------------------------------------------------------------------------
the first paragraph above have been fully complied with and any non U.S. Person
-------------------------------------------------------------------------------
has any interest in the Warrant or the Warrant Shares.
------------------------------------------------------


Dated:
       ---------------------------              ------------------------------
                                                Signature of Registered Holder

                                     NOTICE

     The signature to the foregoing Subscription form must correspond to the names as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                ASSIGNMENT FORM
                                ---------------


                  FOR VALUE RECEIVED,
                                      -------------------------------------
hereby sells, assigns and transfers unto

Name
     ----------------------------------------------------------------------
                  (Please typewrite or print in block letters)

Address
        -------------------------------------------------------------------

Social Security or Federal Tax I.D. Number
                                           --------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of ________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date:
      ------------------------

Signature:
           ------------------------